Exhibit 10.96
Information Sharing Agreement
1.	Parties

1.1	This Information Sharing Agreement (the Agreement) is between:
(a)	Carter Holt Harvey Limited and Carter Holt Harvey Pulp and Paper Limited (jointly and severally referred to as CHH); and

(b)	Evergreen Packaging Inc. and Blue Ridge Paper Products Inc. (jointly and severally referred to as Evergreen);
(together, the Parties).

2.	Introduction

2.1	The Parties have the same ultimate ownership and both comprise part of the Rank Group of companies.

2.2	The Parties both own paper mills and face similar legal, technical and commercial issues in relation to discharges from their mills into rivers (the Discharges).

2.3	The Parties wish to share confidential and/or legally privileged information between them in relation to:
(a)	Legal issues faced by each of the Parties in relation to the Discharges, including legal issues associated with meeting regulatory requirements, the variation and renewal of regulatory consents, and claims by third parties in respect of the Discharges, including actual and apprehended litigation by regulators or other third parties (the Litigation); and

(b)	Technical and commercial issues faced by each of the Parties in relation to the Discharges, including new techniques and technology developed by each of the Parties (whether separately or together) to reduce or mitigate the impact of the Discharges;
(together, the Information).

2.4	The Parties believe that the mutual disclosure of the Information pursuant to the Agreement is in their common interest and, in respect of information relating to the Litigation, is necessary and for the dominant purpose of preparing for and defending the Litigation.

2.5	In order to protect the confidential and/or legally privileged nature of the Information and to ensure that each Party’s rights over its information are not affected by disclosure to the other Party, the Agreement sets out the basis on which the mutual disclosure of the Information will take place and the respective obligations of the Parties in respect of that Information.

3.	Term of Agreement

3.1	This Agreement shall apply to all communications of the Information between the Parties which have taken place or will take place after 1 January 2010 and will continue to apply until terminated by either Party in accordance with clause 10.

4.	Confidentiality to be maintained

4.1	The Parties wish to maintain confidentiality of the Information and any communications between them pursuant to the Agreement. The Parties agree that:
(a)	The Information disclosed pursuant to the Agreement; and

(b)	The fact that particular communications have been made between the Parties to this Agreement; and

(c)	The contents of such communications; and

(d)	Any part of any document containing or referring to such communications;
shall remain confidential and protected from disclosure to any person who is not a Party, except to the extent that both Parties have agreed in writing in advance to the disclosure, or the disclosure is required by law, in which case notice of the disclosure must be given in advance to the other Party.

4.2	For the avoidance of doubt, this clause does not prevent the disclosure by a Party of its own Information or the disclosure of any Information which is in the public domain.

5.	Common interest privilege to apply in respect of Privileged Information

5.1	The Parties wish to communicate between them Information which is legally privileged (Privileged Information), for the purpose of enabling their legal advisers to advise them, including with regard to the Litigation.

5.2	The Parties have a common interest in the subject matter of the communications as they face the same or similar issues of law in relation to each of their respective paper mills, and in particular, in relation to the Litigation. Common interest privilege will therefore apply to all communications of legally privileged material pursuant to this Agreement.

5.3	Common interest privilege in any communication pursuant to this clause may not be waived without the prior written consent of both Parties.

6.	Privilege not waived by disclosure between Parties

6.1	In addition to and independent of the application of clause 5, any Privileged Information provided by any Party to the other Party is provided on the following terms:
(a)	Privilege in that information is expressly not waived;

(b)	The disclosure of that information does not waive privilege in any other information;

(c)	The Party receiving Privileged Information will take all reasonable steps to protect the confidentiality and privilege of the information disclosed by the other Party and will give notice to the other Party and claim privilege over any Privileged Information if any person who is not a Party seeks access to it; and

(d)	A Party who discloses Privileged Information to another Party shall be entitled at any time to require that Party to return the Privileged Information and deliver up any copies of the Privileged Information.
7.	Confidential and legally privileged Information to be identified

7.1	As far as possible, all confidential and privileged Information exchanged pursuant to this Agreement shall be clearly marked as either “Confidential” or “Confidential and Legally Privileged”, as appropriate.

7.2	The fact that any Information is not so marked does not prevent it from being confidential or privileged Information and the provisions of this Agreement will apply notwithstanding any failure to mark the Information as confidential or legally privileged.

8.	Use of Information

8.1	A Party receiving Information pursuant to this Agreement may use that information for the purpose of developing a strategy in relation to the Discharges or for conducting the Party’s defence of the Litigation or for any other purpose that may be agreed between the Parties. However, a Party may not use the Information in any way that is contrary to the interests of the Party providing the Information.

9.	Substitution of Parties or representatives

9.1	This Agreement binds the Parties and their respective parents, subsidiaries, and other affiliated entities and shall automatically apply to any heir, assignee or successor of any Party and to any legal representative who may appear on behalf of any Party.

10.	Termination

10.1	Each Party to this Agreement has the right to terminate the Agreement at any time. Termination shall be effective upon written notice to each Party.

10.2	Upon termination either Party may require the other to return all Information received pursuant to the Agreement, including copies, summaries or excerpts.

10.3	Following termination each Party remains bound to maintain the confidentiality and privilege of all communications and Information received under this Agreement.

Dated: 7 April 2010
[ILLEGIBLE]	[ILLEGIBLE]
Carter Holt Harvey Limited	Carter Holt Harvey Pulp & Paper Limited
by authorised signature	by authorised signature

[ILLEGIBLE]	[ILLEGIBLE]
Vice President	Vice President
Evergreen Packaging Inc.	Blue Ridge Paper Products Inc.

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